UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported): JULY 24, 2017 moleculin biotech, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2575 WEST BELLFORT, SUITE 333, HOUSTON TX 77054

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2017, Ms. Jacqueline Northcut notified Moleculin Biotech, Inc. (the “Company”) of her desire to resign from the Company’s Board of Directors, effective on such date. Ms. Northcut also served as a member of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. Ms. Northcut’s resignation was not a result of or caused by any disagreement with the Company.

On July 24, 2017, the Company entered into a consulting agreement with Ms. Northcut pursuant to which Ms. Northcut agreed to provide consulting services to the Company regarding the clinical development of the Company’s drug portfolio. The consulting agreement provides for a term of one-year with base consulting fees of $13,750 payable per quarter. Pursuant to the consulting agreement, the Company issued Ms. Northcut a five-year option to purchase 15,000 shares of common stock at an exercise price equal to the closing price of the Company’s common stock on the date of the agreement. In addition, the Company agreed to accelerate the vesting of the option previously issued to Ms. Northcut in September 2016.

On July 24, 2017, the Company’s Board appointed John M. Climaco as an independent member of the Company’s Board of Directors, effective on such date. The Board has not determined which committees Mr. Climaco will be appointed to serve on. Upon his appointment, Mr. Climaco was issued a 10-year option to purchase 20,000 shares of the Company's common stock, under the Company's 2015 Stock Plan, with 3-year annual vesting and an exercise price equal the closing price of the Company's common stock on the date of the appointment.

On July 24, 2017, the Company’s Board appointed Mr. Climaco to serve as its lead independent director, a newly created position. On July 24, 2017, the Board approved the issuance to its existing non-employee directors, Messrs. Robert George and Michael Cannon, of a 10-year option to purchase 15,000 shares of the Company's common stock, under the Company's 2015 Stock Plan, with 3-year annual vesting and an exercise price equal the closing price that day. As per the Company’s existing non-employee director compensation policy, no such options were issued in connection with the last annual meeting of the Company.

Item 7.01. Regulation FD Disclosure.

On July 25, 2017, the Company issued a press release announcing that it has agreed to provide support to help accelerate the start of a physician-sponsored Investigational New Drug application to study the Company's drug candidate WP1066 for the treatment of adult glioblastoma (brain tumors). A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein.

On July 27, 2017, the Company issued a press release announcing the appointment of John M. Climaco as an independent member of the Company's Board of Directors, effective July 24, 2017. A copy of the press release is attached to this report as Exhibit 99.2 and is incorporated by reference herein.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 and 99.2, is being furnished and shall not be deemed to be “filed” for the purpose of the Securities Exchange Act of 1934, as amended (“Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Moleculin Biotech, Inc. press release dated July 25, 2017
99.2	Moleculin Biotech, Inc. press release dated July 27, 2017

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: July 27, 2017
	By:	/s/ Jonathan Foster
Jonathan Foster
Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Moleculin Biotech, Inc. press release dated July 25, 2017

99.2	Moleculin Biotech, Inc. press release dated July 27, 2017

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